                                                                    Exhibit 4(s)



                               AMENDMENT AGREEMENT

     THIS SECOND AMENDMENT AGREEMENT is entered into as of March 7, 2000 among ZEMEX CORPORATION, a corporation established under the federal laws of Canada (the "Company"), ZEMEX U.S. CORPORATION, a corporation established under the laws of Delaware (the "US Borrower") (the Company and the US Borrower called the "Borrowers"), the several financial institutions from time to time parties to the Credit Agreement (collectively, the "Banks"; individually a "Bank"), Bank of America Canada as Agent for the Canadian Banks, Bank of America, N.A. as agent for the US Banks, and Bank of America Canada as Arranger.

WHEREAS, the parties entered into a credit agreement dated as of May 21, 1999 (the "Credit Agreement") whereby the Banks provided certain credit facilities to the Company and the US Borrower for working capital, short term liquidity and general corporate purposes, including permitted Acquisitions;

AND WHEREAS, the parties have entered into a First Amendment to the Credit Agreement dated as of September 24, 1999;

AND WHEREAS, the parties have agreed to make additional amendments to the Credit Agreement, specifically, as required to incorporate a bridge loan facility in favour of the US Borrower, and the parties are entering into this Second Amendment Agreement to amend the Credit Agreement accordingly;

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the same meaning as those ascribed thereto in the Credit Agreement (as amended by the First Amendment


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     Agreement).

2. The definition of "APPLICABLE MARGIN" is deleted and substituted with the following:


                         LIBOR (EXCLUDING BRIDGE                   LIBOR LOANS
LEVERAGE                 LOANS),  B/A RATE        PRIME AND        FOR BRIDGE
RATIO                    LOANS AND L/CS           BASE RATE LOANS  LOANS ONLY
--------                 -----------------------  ---------------  -----------
UNDER 2.75                   1.25%                     .25%           1.625%

FROM AND INCLUDING 2.75
TO LESS THAN 3.00            1.375%                    .375%          1.75%

3.00 OR MORE                 1.50%                     .50%           1.875%


3.   The following definitions are added to the Credit Agreement:

     "BRIDGE LOAN COMMITMENT" HAS THE MEANING SPECIFIED IN SECTION 2.01(D);

     "BRIDGE LOAN FACILITY" MEANS THE TERM CREDIT FACILITY TO BE MADE AVAILABLE TO THE US BORROWER BY THE BRIDGE LOAN LENDER UNDER SECTION 2.20 HEREOF;

     "BRIDGE LOAN LENDER" MEANS BOFA;

     "BRIDGE LOAN" MEANS A US BORROWING MADE PURSUANT TO SECTION 2.20 HEREOF;

     "BRIDGE LOAN REPAYMENT DATE" HAS THE MEANING SPECIFIED IN SECTION 2.20 HEREOF.

     "NET PROCEEDS" MEANS, AS TO ANY DISPOSITION, PROCEEDS IN CASH, CHEQUES, OR OTHER CASH EQUIVALENT FINANCIAL INSTRUMENTS AS AND WHEN RECEIVED BY EITHER BORROWER OR A SUBSIDIARY, NET OF:



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     (A)  THE DIRECT COSTS RELATING TO SUCH DISPOSITION EXCLUDING
          AMOUNTS PAYABLE TO A BORROWER OR ANY AFFILIATE OF SUCH BORROWER,

     (B)  ANY INCOME, SALE, USE OR OTHER TRANSACTION, TAXES PAID OR
          PAYABLE BY THE BORROWER OR SUBSIDIARY AS A DIRECT RESULT THEREOF.

4. The definition of "Commitment" is deleted and substituted with the following:

          "COMMITMENT", AS TO EACH BANK, IS THE AMOUNT SET FORTH
          IN SCHEDULE 2.01 OPPOSITE EACH BANK'S NAME AND SHALL
          INCLUDE THE BRIDGE LOAN COMMITMENT.

5. The definition of "Credit" is deleted and substituted with the following:

          "CREDIT" MEANS THE REVOLVING CREDIT FACILITY OF UP TO
          $20,000,000 (OR THE CANADIAN DOLLAR EQUIVALENT) ESTABLISHED BY THE BANKS IN FAVOUR OF THE BORROWERS, AND SPECIFICALLY EXCLUDES THE BRIDGE LOAN FACILITY.

6. The definition of "Majority Banks" is deleted and substituted with the following:

          "MAJORITY BANKS" MEANS AT ANY TIME AT LEAST TWO BANKS THEN HAVING AT LEAST 100% OF THE COMMITMENTS, OR IN THE EVENT ONLY ONE BANK HAS COMMITMENTS, SUCH BANK."

7. The definition of "Loan" is amended by the addition of ", BRIDGE LOAN" following the phrase "Swingline Loan" in lines 2 - 3 thereof.

8. The definition of "Pro Rata Share" is amended by the addition of the following sentence at the end of such definition:



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          "IN THE CASE OF THE BRIDGE LOAN FACILITY, THE BRIDGE LOAN LENDER'S PRO
          RATA SHARE OF THE BRIDGE LOAN COMMITMENT IS 100%."

9.   Section 2.01(a) is amended by the addition of ", PREPAY UNDER SECTION
     2.21 " following the phrase "prepay under Section 2.07" in the last sentence thereof.

10.  Section 2.01(b) is amended by the addition of ", PREPAY UNDER SECTION
     2.21 " following the phrase "prepay under Section 2.07 " in the last sentence thereof.

11. Section 2.01(c) is amended by the addition of the following sentence at the end thereof:

          "ONLY THE BRIDGE LOAN LENDER SHALL MAKE BRIDGE LOANS TO THE US BORROWER."

12.  Section 2.01 is further amended by addition of the following:

     "(D) THE BRIDGE LOAN LENDER AGREES, ON THE TERMS AND CONDITIONS SET
          FORTH HEREIN, TO MAKE A SINGLE LOAN TO THE US BORROWER (THE "BRIDGE LOAN") IN AN AMOUNT NOT TO EXCEED $50,000,000 (THE "BRIDGE LOAN COMMITMENT"). AMOUNTS BORROWED AS A BRIDGE LOAN MAY NOT BE REBORROWED.

13. Section 2.05(a) is amended by the addition of "OR A BRIDGE LOAN" following the phrase "a Swingline Loan" in line 1 thereof.

14.  Section 2.06 is amended by the addition of the following:

     "(G) THE PROVISIONS OF THIS SECTION 2.06 PERMITTING CONVERSION OF US LOANS


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          SHALL NOT APPLY IN THE CASE OF THE BRIDGE LOAN."

15. Section 2.08 is amended by the addition of "(EXCLUDING THE BRIDGE LOAN)" following the phrase "amount of US Loans outstanding" in line 3 thereof.

16. Section 2.10(b) is amended by the deletion of the third sentence thereof and substitution of the following:

          "INTEREST SHALL ALSO BE PAID ON THE DATE OF ANY PREPAYMENT OF LOANS, INCLUDING ANY PAYMENT UNDER SECTION 2.07 OR 2.21, FOR THE PORTION OF THE LOANS SO PREPAID AND UPON PAYMENT (INCLUDING PREPAYMENT) IN FULL THEREOF AND, DURING THE EXISTENCE OF ANY EVENT OF DEFAULT, INTEREST SHALL BE PAID ON DEMAND OF THE APPLICABLE AGENT AT THE REQUEST OR WITH THE CONSENT OF THE MAJORITY BANKS."

17. Section 2.11(b) is amended by the addition of "(EXCLUDING THE BRIDGE LOAN COMMITMENT)" following the phrase "of the Total Commitments" in the first sentence thereof.

18.  Section 2.17(a) is amended by the addition of the following:

     "(VII) NO REALLOCATION REQUEST MAY BE MADE IN RESPECT OF THE BRIDGE
            LOAN."

19.  The following section is added to the Agreement as a new section 2.20.

"2.20 BRIDGE LOAN FACILITY

     (A)  THE BRIDGE LOAN LENDER SHALL MAKE A ONE TIME BRIDGE LOAN TO
          THE US BORROWER BY WAY OF LIBOR LOANS IN AN AMOUNT NOT TO EXCEED $50,000,000. THE PROCEEDS FROM THE BRIDGE LOAN SHALL BE APPLIED BY THE US BORROWER TO THE REPAYMENT OF


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          THE SENIOR SECURED NOTES.  THE BRIDGE LOAN SHALL BE MADE UPON THE
          US BORROWER'S IRREVOCABLE WRITTEN NOTICE DELIVERED TO THE US AGENT
          SPECIFYING: (I) THE AMOUNT OF THE BRIDGE LOAN; (II) THE REQUESTED BORROWING DATE, WHICH SHALL BE A BUSINESS DAY; AND (III) THE DURATION OF THE INITIAL LIBOR PERIOD.

     (B) SUBJECT TO (D) BELOW, THE US BORROWER SHALL REPAY IN FULL THE BRIDGE LOAN AND ALL ACCRUED INTEREST ON OCTOBER 31, 2000 (THE "BRIDGE LOAN REPAYMENT DATE").

     (C)  REPAYMENT OR PREPAYMENT (INCLUDING PURSUANT TO SECTION 2.21)
          OF ALL OR ANY PART OF THE BRIDGE LOAN SHALL PERMANENTLY REDUCE THE BRIDGE LOAN FACILITY.

     (D)  IF AT ANY TIME THE OUTSTANDING AMOUNT OF THE LOANS IS LESS
          THAN $10,000,000, THE US BORROWER SHALL IMMEDIATELY REPAY THE FULL AMOUNT OUTSTANDING OF THE BRIDGE LOAN. SUCH REPAYMENT MAY BE MADE BY WAY OF CANADIAN LOANS OR US LOANS."

20.       The following Section is added to the Agreement as a new Section 2.21:

    "2.21 MANDATORY PREPAYMENT

          (A) IF THE COMPANY OR THE US BORROWER OR ANY SUBSIDIARY SHALL AT ANY TIME OR FROM TIME TO TIME MAKE A DISPOSITION, THEN (I) THE COMPANY OR THE US BORROWER, AS THE CASE MAY BE, SHALL PROMPTLY NOTIFY THE CANADIAN AGENT OF SUCH PROPOSED DISPOSITION (INCLUDING THE AMOUNT OF ESTIMATED NET PROCEEDS TO BE RECEIVED BY THE COMPANY, US BORROWER OR SUBSIDIARY IN RESPECT THEREOF) AND (II) PROMPTLY UPON RECEIPT BY THE COMPANY, US BORROWER OR SUBSIDIARY OF THE NET PROCEEDS OF SUCH DISPOSITION, THE COMPANY OR THE US BORROWER AS THE CASE MAY BE, SHALL REPAY LOANS (EXCLUDING L/C LOANS) IN AN AGGREGATE AMOUNT EQUAL TO 100% OF THE AMOUNT OF SUCH NET PROCEEDS. IN NO EVENT SHALL THE DATE FOR PAYMENT OF THE NET PROCEEDS BY THE COMPANY OR THE US BORROWER TO THE APPLICABLE


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               AGENT (THE "NET PROCEEDS PAYMENT DATE") BE LATER THAN TWO
               BUSINESS DAYS FOLLOWING RECEIPT BY THE COMPANY, US BORROWER OR SUBSIDIARY, AS THE CASE MAY BE, OF THE NET PROCEEDS OF SUCH DISPOSITION. AT LEAST TWO BUSINESS DAYS PRIOR TO THE NET PROCEEDS PAYMENT DATE, THE COMPANY OR THE US BORROWER, AS THE CASE MAY BE, SHALL PROVIDE THE APPLICABLE AGENT WITH AN IRREVOCABLE NOTICE OF PREPAYMENT, IDENTIFYING THE NET PROCEEDS PAYMENT DATE AND A DETAILED CALCULATION OF NET PROCEEDS FROM THE SUBJECT DISPOSITION. WHEN SUCH NOTICE IS GIVEN BY THE COMPANY OR THE US BORROWER, THE COMPANY OR THE US BORROWER, AS THE CASE MAY BE, SHALL MAKE SUCH PREPAYMENT ON THE NET PROCEEDS PAYMENT DATE, TOGETHER WITH ACCRUED INTEREST TO SUCH DATE ON THE AMOUNT PREPAID.

          (B) THE COMPANY OR THE US BORROWER, AS THE CASE MAY BE, SHALL ALSO PAY TO BANKS ANY AMOUNTS PAYABLE PURSUANT TO SECTION 4.04 AS A RESULT OF A PREPAYMENT PURSUANT TO THIS SECTION 2.21.

          (C)  UPON RECEIPT BY AN AGENT OR AGENTS OF A NOTICE OF
               PREPAYMENT PURSUANT TO SECTION 2.21(A) ABOVE, THE AGENTS SHALL CALCULATE THE TOTAL OUTSTANDING AMOUNTS OF EACH CANADIAN LOAN (EXCLUDING L/C LOANS), US LOANS (EXCLUDING L/C LOANS AND BRIDGE LOANS) AND BRIDGE LOANS. THE TOTAL AMOUNT OF SUCH CANADIAN LOANS AND US LOANS ARE CALLED THE "REVOLVING LOANS". THE AGENT(S) SHALL APPLY THE NET PROCEEDS FROM A DISPOSITION RATABLY AGAINST THE REVOLVING LOANS AND THE BRIDGE LOAN. SPECIFICALLY, APPLICATION OF THE NET PROCEEDS SHALL BE DETERMINED OR CALCULATED IN PROPORTION TO WHICH THE REVOLVING LOANS AND THE BRIDGE LOAN EACH BEAR TO THE TOTAL AMOUNT OF ALL LOANS OUTSTANDING (EXCLUDING L/C LOANS). DISBURSEMENT OF PAYMENTS BY THE APPLICABLE AGENT TO EACH APPLICABLE BANK SHALL BE MADE ON THE NET PROCEEDS PAYMENT DATE (OR OTHERWISE IN ACCORDANCE WITH SECTION 2.13) IN AMOUNTS EQUAL TO EACH BANK'S PRO RATA


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               SHARE, BUT APPLIED IN THE FOLLOWING PRIORITIES:

               (I)  IN THE CASE OF REVOLVING LOANS FIRST
                    TO PRIME RATE LOANS AND BASE RATE LOANS, AND SECOND TO B/A EQUIVALENT LOANS AND LIBOR LOANS;

               (II) IN THE CASE OF THE BRIDGE LOAN, FIRST
                    TO THE LIBOR LOANS."

21. Section 4.04 (d) is amended by the addition of "OR SECTION 2.21" following the phrase "Section 2.07" in line 1 thereof.

22.  The following Section is added to the Agreement as a new Section 5.03:


     5.03 CONDITIONS TO BRIDGE LOAN BORROWINGS.

          IN ADDITION TO THE PROVISIONS OF SECTION 5.01 AND 5.02, THE OBLIGATION OF THE BRIDGE LOAN LENDER TO MAKE THE BRIDGE LOAN IS SUBJECT TO THE SATISFACTION OF THE FOLLOWING CONDITIONS PRECEDENT ON OR BEFORE THE EFFECTIVE DATE OF THE INITIAL BRIDGE LOAN:


          (A)  PREPAYMENT AMOUNT.  EVIDENCE OF THE ARRANGEMENTS FOR
               PREPAYMENT OF THE SENIOR SECURED NOTES ON TERMS SATISFACTORY TO THE AGENTS.

          (B) CONFIRMATION OF EXISTING GUARANTEES. EACH GUARANTOR SHALL CONFIRM IN WRITING TO THE BANKS, THE AGENTS AND THE BRIDGE LOAN LENDER THAT THE GUARANTEE GRANTED BY EACH RESPECTIVE GUARANTOR DATED MAY 21, 1999 REMAINS IN FULL FORCE AND EFFECT AND APPLY TO THE CREDIT AGREEMENT AS AMENDED;



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          (C)  SECURITY CONFIRMATION.  WRITTEN CONFIRMATION FROM THE
               BORROWERS AND EACH GUARANTOR THAT THE EXISTING SECURITY DOCUMENTS GRANTED PURSUANT TO THE CREDIT AGREEMENT REMAIN IN FULL FORCE AND EFFECT AND APPLY TO THE CREDIT AGREEMENT, AS AMENDED.

          (D)  LEGAL OPINIONS.  (I) AN OPINION OF STIKEMAN, ELLIOTT,
               COUNSEL TO THE COMPANY AND ADDRESSED TO THE AGENTS AND THE BANKS, IN FORM SATISFACTORY TO THE AGENTS, THE BANKS AND THEIR COUNSEL; AND (II) AN OPINION OF HOGAN & HARTSON, COUNSEL TO THE US BORROWER AND ADDRESSED TO THE AGENTS AND THE BANKS, IN FORM SATISFACTORY TO THE AGENTS, THE BANKS AND THEIR COUNSEL.

23. Section 8.24 is amended by the deletion of the first sentence thereof and substitution therefor with the following:

          "NEITHER BORROWER SHALL USE OR PERMIT TO BE USED ANY
          PART OF THE CREDIT, THE BRIDGE LOAN OR ANY LOAN
          PROCEEDS FOR THE DIRECT OR INDIRECT ACQUISITION OF AN
          EXCLUDED SUBSIDIARY."

24.  Section 9.01 is amended by the addition of the following paragraph:

          (N) DISPOSITIONS.  THE COMPANY OR THE US BORROWER
          FAILS TO SUBMIT THE NET PROCEEDS FROM ANY DISPOSITION
          TO THE BANKS IN REPAYMENT OF THE LOANS.

25.  Section 11.08 is amended by additions of the following:

     (F) IN EACH INSTANCE WHERE A DECISION IS REQUIRED TO BE MADE BY THE MAJORITY BANKS UNDER THIS AGREEMENT, EACH BANK SHALL ACT IN GOOD FAITH AND USE ITS BEST EFFORTS TO REACH


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AGREEMENT WITH THE OTHER BANKS WITHIN FIVE BUSINESS DAYS, OR, IN THE CASE OF
ACTION OR DECISION REQUIRED PURSUANT TO SECTION 9.02, WITHIN 48 HOURS. IN THE EVENT THAT THE BANKS ARE UNABLE TO REACH AGREEMENT WITHIN SUCH TIME PERIODS, THE CHASE MANHATTAN BANK ("CHASE") SHALL BE DEEMED TO HAVE ASSIGNED ITS COMMITMENTS AND ALL OTHER RIGHTS AND OBLIGATIONS OF CHASE HEREUNDER TO BofA, AND BofA SHALL BE DEEMED TO HAVE ACCEPTED AND ACQUIRED ALL SUCH COMMITMENTS, RIGHTS AND OBLIGATIONS FROM CHASE. THE COMPANY AND THE AGENTS WILL BE DEEMED TO HAVE CONSENTED TO SUCH ASSIGNMENT. THE PARTIES SHALL EFFECT SUCH ASSIGNMENT IN COMPLIANCE WITH THE PROVISIONS OF THIS SECTION 11, INCLUDING DELIVERY OF AN ASSIGNMENT AND ACCEPTANCE.

26.  Schedule 2.01 is replaced with the following:


                                  SCHEDULE 2.01

                      BANK COMMITMENTS AND PRO RATA SHARES


CANADIAN BANKS            COMMITMENT   PRO RATA SHARE
------------------------  -----------  --------------
BANK OF AMERICA CANADA    $2,000,000         10%

US BANKS
------------------------
BANK OF AMERICA, NA       $9,000,000          45%
THE CHASE MANHATTAN BANK   9,000,000          45%
                          -----------
                 TOTAL    $20,000,000

BRIDGE LOAN LENDER
------------------------
BANK OF AMERICA, NA       $50,000,000         100%


27. For greater clarification and certainty, the parties agree that any obligation to make the Bridge Loan is only that of the Bridge Loan Lender and the other Banks are under no obligation to participate directly or by way of risk participation in any Bridge Loan.




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28.  The parties confirm the terms and conditions of the Credit Agreement as amended by the terms of the First Amendment Agreement and as amended by this Second Amendment Agreement.

29. This Second Amendment Agreement may be referred to as being dated March 7, 2000, notwithstanding the actual date of execution.

30. This Second Amendment Agreement may be executed in any number of separate counterparts, each of which, when so executed shall be deemed an original and all said counterparts taken together shall be deemed to constitute one and the same instrument.

31. The representations and warranties in Article VI of the Credit Agreement remain true and correct with the same effect as if made on and as of the date of this Second Amendment Agreement.


[The remainder of this page is intentionally left blank.]




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IN WITNESS WHEREOF the parties have executed this Agreement on March 7, 2000.

                                          ZEMEX CORPORATION, AS COMPANY

                                          By:___________________________________

                                          Title:________________________________

                                          ZEMEX U.S. CORPORATION,
                                          AS US BORROWER

                                          By:___________________________________

                                          Title:________________________________





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                                          BANK OF AMERICA CANADA,
                                          AS CANADIAN AGENT AND AS A BANK

                                          By:___________________________________

                                          Title:________________________________






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                                         BANK OF AMERICA N.A.
                                         AS US AGENT

                                         By:____________________________________

                                         Title:_________________________________





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                                          BANK OF AMERICA N.A.
                                          AS A BANK

                                          By:___________________________________

                                          Title:________________________________






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                                     - 16 -

                                          BANK OF AMERICA N.A.
                                          AS BRIDGE LOAN LENDER

                                          By:___________________________________

                                          Title:________________________________





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                                     - 17 -

                                          THE CHASE MANHATTAN BANK
                                          AS A BANK


                                          By:___________________________________

                                          Title:________________________________